      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  TENNECO INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                  ISSUER:
                                    76-0515284
 (State or other jurisdiction        (I.R.S.
              of                     Employer
incorporation or organization)    Identification
                                       No.)

                         1275 KING STREET
                     GREENWICH, CONNECTICUT              06831
             (Address of Principal Executive Offices)    (Zip Code)
                            ------------------------

                    TENNECO THRIFT PLAN FOR HOURLY EMPLOYEES
                              TENNECO THRIFT PLAN
                           (Full Title of the Plans)

                                KARL A. STEWART
                          VICE PRESIDENT AND SECRETARY
                                  TENNECO INC.
                                1275 KING STREET
                          GREENWICH, CONNECTICUT 06831
                    (Name and address of agent for service)

                           TELEPHONE: (203) 863-1000
         (Telephone number, including area code, of agent for service)
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
         TITLE OF SECURITIES              AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
          TO BE REGISTERED                 REGISTERED          PER SHARE*       OFFERING PRICE*    REGISTRATION FEE*
Common Stock, par value $.01 per
  share (including associated
  rights)............................    395,000 shares          $41.94           $16,566,300            $5,021

* Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on May 9, 1997.
                            ------------------------

    In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

    Pursuant to Rule 429, the Prospectus which relates to shares of Common Stock registered pursuant to this Registration Statement also relates to the 528,100 shares of Common Stock registered pursuant to Registration Statement No. 333-17487.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    This Registration Statement covers (i) 95,000 additional shares of Common Stock, par value $.01 per share, and the associated preferred share purchase rights attached thereto (the "Common Stock") of Tenneco Inc. (the "Company"), which may be offered or sold from time to time pursuant to the Tenneco Thrift Plan for Hourly Employees ("Hourly Thrift Plan") and (ii) 300,000 additional shares of Common Stock, which may be offered or sold from time to time pursuant to the Tenneco Thrift Plan ("Salaried Thrift Plan"). The Company previously registered the issuance of (i) 62,000 shares of Common Stock in connection with the Hourly Thrift Plan, (ii) 400,000 shares of Common Stock in connection with the Salaried Thrift Plan, (iii) 64,000 shares of Common Stock in connection with the Tenneco Packaging 401(k) Savings Plan and (iv) 2,100 shares of Common Stock in connection with the Tenneco 401(k) Savings Plan for Chippewa Falls on its Registration Statement on Form S-8 (Registration No. 333-17487) as filed with the Securities and Exchange Commission on December 11, 1996. This Registration Statement also covers an indeterminate amount of interests to be offered or sold under the Hourly Thrift Plan and the Salaried Thrift Plan. The contents of Registration Statement No. 333-17487 are incorporated by reference herein.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

    (b) The Company's Current Reports on Form 8-K dated March 27, 1997, April 25, 1997 and April 29, 1997 and its Current Report on Form 8-K/A dated February 24, 1997;

    (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

    (d) The description of the Common Stock included in the Company's Registration Statement on Form 10, Registration No. 1-12387, originally filed with the Commission on October 30, 1996, as amended; and

    (e) The Annual Report for the fiscal year ended December 31, 1995 for the Salaried Thrift Plan on Form 11-K filed with the Commission by the Company (File No. 1-9864).

    In addition to the foregoing, all documents subsequently filed by the Company, the Hourly Thrift Plan or the Salaried Thrift Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Certain legal matters regarding the Common Stock offered hereby will be passed upon for the Company by Theodore R. Tetzlaff, General Counsel of the Company. As of April 30, 1997, Mr. Tetzlaff beneficially owned 87,623 shares of Common Stock (including options to purchase 44,118 shares of

Common Stock, which options were either exercisable as of such date or exercisable within 60 days of such date).

ITEM 8.  EXHIBITS.

    The following exhibits are filed as part of this Registration Statement:

     *4.1         --  Restated Certificate of Incorporation of the Company.

     *4.2         --  Amended and Restated By-laws of the Company.

     *4.3         --  Rights Agreement, dated as of December 11, 1996, by and between Tenneco
                      Inc. (formerly New Tenneco Inc.) and First Chicago Trust Company of New
                      York, as Rights Agent.

    **4.4         --  Form of Specimen Stock Certificate of Tenneco Inc. Common Stock.

      5.1         --  Opinion of Theodore R. Tetzlaff, Esq. as to the legality of the Common
                      Stock being registered.

      15          --  None.

     23.1         --  Consent of Theodore R. Tetzlaff, Esq. (included in Exhibit 5).

     23.2         --  Consents of Arthur Andersen LLP.

     24.1         --  Powers of Attorney of the following Directors of the Company: Mark Andrews,
                      W. Michael Blumenthal, M. Kathryn Eickhoff, Peter T. Flawn, Henry U.
                      Harris, Jr., Belton K. Johnson, John B. McCoy, Sir David Plastow, William
                      L. Weiss and Clifton R. Wharton, Jr.

      99          --  None.

------------------------

 * Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

** Incorporated by reference to the Company's Registration Statement on Form 10,
   File No. 1-12387, originally filed with the Commission on October 30, 1996, as amended.

    The Company will submit or has submitted the Hourly Thrift Plan and the Salaried Thrift Plan, and hereby undertakes to submit any amendments thereto, to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify said Hourly Thrift Plan and Salaried Thrift Plan.

                                   SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on this 16th day of May, 1997.

                                TENNECO INC.

                                By                /s/ DANA G. MEAD
                                     -----------------------------------------
                                                    Dana G. Mead
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

       /s/ DANA G. MEAD
------------------------------  Principal Executive            May 16, 1997
         Dana G. Mead             Officer and Director

    /s/ ROBERT T. BLAKELY
------------------------------  Principal Financial and        May 16, 1997
      Robert T. Blakely           Accounting Officer

Mark Andrews, W. Michael        Directors
Blumenthal, M. Kathryn
Eickhoff, Peter T. Flawn,
Henry U. Harris, Jr., Belton
K. Johnson, John B. McCoy, Sir
David Plastow, William L.
Weiss, Clifton R. Wharton, Jr.

By:        /s/ THEODORE R.
              TETZLAFF
      -------------------------                                 May 16, 1997
        Theodore R. Tetzlaff
          ATTORNEY-IN-FACT

                                   SIGNATURES

    THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under each of the Tenneco Thrift Plan for Hourly Employees and the Tenneco Thrift Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on this 16th day of May, 1997.

                                TENNECO THRIFT PLAN FOR HOURLY EMPLOYEES
                                TENNECO THRIFT PLAN

                                By                /s/ DANA G. MEAD
                                     -----------------------------------------
                                                    Dana G. Mead
                                              CHAIRMAN OF TENNECO INC.
                                                 BENEFITS COMMITTEE

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                                              DESCRIPTION
---------             ---------------------------------------------------------------------------------------------------------
     *4.1  --         Restated Certificate of Incorporation of the Company.

     *4.2  --         Amended and Restated By-laws of the Company.

     *4.3  --         Rights Agreement, dated as of December 11, 1996, by and between Tenneco Inc. (formerly New Tenneco Inc.)
                      and First Chicago Trust Company of New York, as Rights Agent.

    **4.4  --         Form of Specimen Stock Certificate of Tenneco Inc. Common Stock.

      5.1  --         Opinion of Theodore R. Tetzlaff, Esq. as to the legality of the Common Stock being registered.

      15   --         None.

     23.1  --         Consent of Theodore R. Tetzlaff, Esq. (included in Exhibit 5).

     23.2  --         Consents of Arthur Andersen LLP.

     24.1  --         Powers of Attorney of the following Directors of the Company: Mark Andrews, W. Michael Blumenthal, M.
                      Kathryn Eickhoff, Peter T. Flawn, Henry U. Harris, Jr., Belton K. Johnson, John B. McCoy, Sir David
                      Plastow, William L. Weiss and Clifton R. Wharton, Jr.

      99   --         None.

------------------------

 * Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

** Incorporated by reference to the Company's Registration Statement on Form 10,
   File No. 1-12387, originally filed with the Commission on October 30, 1996, as amended.